Execution Copy

OP Term Sheet

      Atlas Air, Inc. (“Atlas”) proposes the following terms (the “OP Term Sheet”) to the Owner Participants (the “OPs”) in connection with the restructuring of Atlas’s EETC transactions and the underlying leveraged lease transactions (the documents evidencing such leveraged lease transactions being hereinafter referred to as “Operative Agreements”) involving the Boeing 747-400 aircraft listed on Schedule I attached hereto (the “Aircraft”). The provisions of this OP Term Sheet, including the amendments and modifications contemplated by this OP Term Sheet with respect to the Operative Agreements related to each Aircraft, are subject to approval pursuant to each related OP’s Internal approval process. Capitalized terms not defined in this OP Term Sheet shall have the respective meanings specified for such terms in the Operative Agreements.

1.	Financial Terms.

A.	Basic Rent will be restructured on a “most favoured nation” basis ($725,000 per month commencing January 2, 2003 for 60 months, $830,000 per month (or such higher amount as is shown on the individual pricing files) subject to 1.E. and 1.F. below thereafter through the scheduled expiration of the Leases) in accordance with the EETC Term Sheet Agreements, together with the Fist, Second and Third Amendments, attached hereto as Exhibit A, executed by Atlas and the holders of the Series A Atlas Air Pass Through Certificates referred to in Recital A therein (the “A Holders”) (the “EETC Term Sheet Agreements”).

B.	Restructured Basic Rent, A, B and C Equipment Note amortization schedules for each Lease transaction will be as set forth in Exhibit B, subject to adjustment to reflect the provisions of paragraph 1.F. Such schedules have been prepared based on an assumed date of July 2006 for termination of the accrual of compound interest on the Equipment Notes. It is intended that the accrual of compound interest will not terminate. Termination Value schedules shall be mutually agreed upon by each OP and Atlas (it being understood that the calculation of such schedules shall utilize a methodology consistent with that used at the time that each OP made its investment). Adjustments to the rent and amortization schedules shall be agreed upon by each of the OPs and Atlas within three business days after delivery of the pricing files to each OP, which delivery shall occur within two business days from the date hereof. Also, the amortization and rent schedules will be adjusted to maintain the OPs’ net economic return. Under no circumstances will the Equipment Notes contain terms in addition to those agreed to by the OPs in accordance with this paragraph 1B.

C.	The relevant Operative Agreements will be amended to eliminate all existing early buyout and renewal options (exclusive of any obsolescence or burdensome buyout options) as well as refunding options. Atlas will have a one-time end of term purchase option, subject to customary terms, at the higher of the Aircraft’s fair market value and termination value.

D.	Rents will be paid monthly and reflected in monthly ABC pricing files. Allocation of Rent for tax purposes will be negotiated with each OP and such agreed allocation will be attached to each Lease.

E.	Additional Monthly Lease Rental will be payable in accordance with the procedures set forth in Exhibit C attached hereto. Such Additional Monthly Lease Rental shall first be applied to prepay principal balances on the Equipment Notes, without penalty or premium, until such Equipment Notes have been paid in full and thereafter shall be paid to the OPs.

F.	The Equipment Notes related to each Aircraft Lease transaction will be amended to provide for the forgiveness of remaining indebtedness upon payment in full of the related Series A, B and C Atlas Air Pass Through Certificates and certain other amounts as set forth in the EETC Term Sheet Agreements, with implementing amendments to the Operative Agreements in form and substance satisfactory to the OPs. This arrangement must be appropriately reflected in the OPs’ monthly ABC pricing files.

G.	The parties agree to include provisions in the amendments to the Operative Agreements that would provide for reduction in the term of the Leases based on the circumstances and principles outlined in the following sentences. If the final payment date of the Equipment Notes in any Lease is advanced by (i) Equipment Note prepayments of principal resulting from the payment of AMLR in accordance with Exhibit C hereto or (ii) forgiveness of Equipment Note principal in accordance with paragraph 1(g) of the EETC Term Sheet Agreements, the parties agree that an amount equal to each dollar of Basic Rent scheduled to be paid after the final payment of the related Equipment Notes, which would otherwise have been applied to the payment of scheduled Equipment Note principal and interest, will be applied to reduce the remaining amounts of Basic Rent scheduled to be paid under the related Lease in order of scheduled payments, beginning with the first dollar of scheduled Basic Rent payable under the Lease subsequent to final payment of the related Equipment Notes. The term of the related Lease will be reduced by eliminating any rental period associated with any scheduled Basic Rent payment that is reduced to zero as a result of Basic Rent payment reductions described in the preceding sentence. Atlas agrees that the OPs’ obligation to implement the Lease term reductions described in the preceding sentence are subject to such arrangements being effected in a manner that does not result in any adverse tax or accounting consequences to the OPs.

2.	Debt/Equity Issues.

A.	No changes will be made in the Operative Agreements to, among other related provisions, the “equity squeeze” language, the prohibition of post-default sales and releasing to Atlas, the subleasing provisions or the amendment or consent rights of the Lessors and the OPs.

B.	Changes in covenants (except to the extent prohibited by paragraph 2.A. above) and cross-default provisions in the Operative Agreements will be in accordance with the related provisions in the EETC Term Sheet Agreements, so long as (i) such provisions are not inconsistent with this OP Term Sheet, (ii) such provisions in the EETC Term Sheet Agreements are not subject to further change or approval by the A Holders or any other person and are specifically set forth in the EETC Term Sheet Agreements or other agreement referred to in the EETC Term Sheet Agreements that the OPs have reviewed and approved prior to the execution of this OP Term Sheet or (iii) any further change is approved by the OPs. Any amendment, consent or waiver with respect to the provisions referred to in the preceding sentence shall be subject to the amendment, waiver and consent rights of the Lessors and the OPs in the Operative Agreements. Whenever the EETC Term Sheet Agreements refer to the making of certain amendments or modifications to an Operative Agreement, (whether by reference to another document or agreement, or otherwise) that must be satisfactory to the A Holders, such amendments or modifications must also be satisfactory to the OPs to the same extent and manner as prescribed for the A Holders in the EETC Term Sheet Agreements.

C.	The pledge of nominal additional collateral for the Equipment Notes related to the leveraged lease transaction involving the B-747-400 aircraft (N409) shall be released in accordance with Section 3(a) of the 2000 EETC Term Sheet Agreement.

D.	Any obligation in the EETC Term Sheet Agreements to sell aircraft in the EETC programs will be expressly limited to Atlas-owned aircraft or aircraft as to which Atlas or any of its affiliates owns or controls the owner participant interest under the related leveraged lease transaction. The requirement that certain circumstances referred to in Section 4(e) of the

EETC Term Sheet Agreements constitute events of default under the Indentures as well as the Leases will be effected through the existing provisions in the Trust Indentures that events of default under the Leases constitute events of default under the Trust Indentures, and not through a new event of default under the Trust Indentures.

E.	Atlas shall cause the A Holders to implement, and take action consistent with, the amendments to the Operative Agreements required by this OP Term Sheet.

F.	Atlas shall cause the A Holders not to take any action with respect to the Operative Agreements, including in connection with any Section 1110 Stipulation or other filing in the proposed bankruptcy, that violates the Owner Trustees’, or the OPs’ rights under the Operative Agreements.

G.	Atlas shall cause the A Holders to agree that in making any agreement in the EETC Term Sheet Agreements with Atlas requiring amendments or modifications to the Operative Agreements, such Holders are doing so through the exercise of their rights to direct the Pass Through Trustees to direct the Indenture Trustees under the related Trust Indentures and as the assignee of certain of the Lessors’ rights under the Leases pursuant to the terms of the Trust Indentures. All amendments to the Operative Agreements implementing the EETC Term Sheet Agreements and this OP Term Sheet will be structured in a manner consistent with the OPs’ tax ownership and lease assumptions.

H.	Atlas shall have obtained the consent of each Liquidity Provider whose Liquidity Facility is still in effect, or to whom any Liquidity Obligations are still owing, to the amendments to the Operative Agreements contemplated by this OP Term Sheet on terms reasonably acceptable to the OPs; provided, however, that if such consents are not obtained within 60 days of the Filing (as defined below) such consents shall not be required so long as the A Holders are required to forbear under paragraph 5(c) of the EETC Term Sheet Agreements.

I.	The A Holders shall not instruct the Pass Through Trustees to direct the Indenture Trustees under the Operative Agreements to exercise remedies under the Trust Indentures until the last day of any Section 1110 extension period in effect or pursuant to any effective Section 1110 Stipulation approved by the Bankruptcy Court (as defined in paragraph 5 hereof), and thereafter only in accordance with the provisions of the Trust Indentures.

3.	Covenants and Other Documentation Changes.

A.	The OPs will agree not to assert tax indemnification claims they may have under the Tax Indemnification Agreement arising solely from and directly related to the execution of documents by the Owner Trustees or OPs in connection with the restructuring and specifically agreed transactions expressly required by the provisions of such documents (each a “Restructuring Permitted Act”) (it being understood that such Restructuring Permitted Act shall not include any forgiveness of indebtedness referred to in paragraph I.F. hereof; it also being understood that such Restructuring Permitted Acts will not include any OID implications on the proposed Note amortization schedules.), so long as Atlas fully complies with the provisions of this OP Term Sheet and the EETC Term Sheet Agreements and does not make, either voluntarily or involuntarily, a non-consensual Chapter 11 or 7 filing during the two-year period following the date the proposed restructuring plan is approved in bankruptcy court. Atlas will confirm in writing its obligations under the Participation Agreement to indemnify each OP for any losses (including tax losses) it may suffer if it does not receive the equity portion of Termination Value following the exercise of remedies under the applicable Indenture or Lease based upon defaults by Atlas under the Lease.

B.	Upon the Plan Effective Date (as hereafter defined), the Lessors and the OPs will receive valid and enforceable joint and several guaranties, in form and substance acceptable to the OPs, from Atlas Air Worldwide Holdings, Inc. and Polar Air Cargo, Inc. Any new covenants and cross defaults in the EETC Operative Agreements will be incorporated on a “most favored nation basis” and must comply with the requirements of paragraph 2 above, and be for the benefit of the Lessors and the OPs.

C.	Return, maintenance, record keeping and inspection provisions added to the Leases will be as provided in the EETC Term Sheet Agreements and this OP Term Sheet; provided, however, that with respect to each leased Aircraft, these provisions in the reasonable opinion of each OP will not result in any adverse change to the Lessors’ rights under the comparable provisions in each of the original Leases.

D.	Atlas will release any monetary claims it might have against the OPs and/or the Lessors with respect to the Aircraft, and in the case of the leveraged lease transaction involving the B-747-400 aircraft (N409), NCC Key Company (including its Affiliates) and the related lessor, for the period prior to the Plan Effective Date.

E.	Atlas will agree, if requested, to modify the Leases to enable the transactions to qualify for ETI or similar benefits, so long as such modifications do not require Atlas to incur material incremental costs.

F.		Any Unsecured Note Holders Term Sheet Agreements must not be inconsistent with, or conflict with, any of the terms or conditions of this OP Term Sheet.

G.		The Atlas consensual plan of reorganization (the “Plan”) that is approved by the bankruptcy court will provide that:

	(i)	each of the Leases (as amended to the extent contemplated herein) and Atlas’s obligations under the Participation Agreements and other Operative Agreements will be assumed pursuant to Section 365 of the Bankruptcy Code. Assumption of the Participation Agreements and the other Operative Agreements shall constitute a ratification of Atlas’s indemnification obligations, except for those tax indemnities under the Tax Indemnification Agreement which are specifically waived by each OP under paragraph 3.A. of this OP Term Sheet. Assumption of the Participation Agreements shall also include a confirmation of Atlas’s obligations to indemnify each OP for any losses (including tax losses) it may suffer if it does not receive the equity portion of Termination Value following the exercise of remedies under the applicable Indenture or Lease based upon defaults by Atlas under the Lease. The ratification of the indemnification obligations under the Participation Agreements shall include indemnification of each of the OPs and the Lessors for claims, costs, expenses or losses asserted by any holders of the Equipment Notes or EETC Certificates in connection with the amendment of the Leases, Indentures or the Equipment Notes pursuant to this OP Term Sheet and the Plan (including fees and expenses of counsel) of each of the OPs and Lessors in defending themselves against any such claims;

	(ii)	the restructuring of the Operative Agreements contemplated by this OP Term Sheet, the EETC Term Sheets and all other obligations to other creditors shall be implemented through a pre-negotiated Chapter 11 case (the “Bankruptcy Case”) and related Plan filed by Atlas and its affiliates under the Bankruptcy Code. The term “Plan Confirmation Date” shall mean the date of entry of the order of the Bankruptcy Court confirming the Plan, which order is not subject to stay, and the term “Plan Effective Date” shall mean the effective date of such Plan as provided therein. The Bankruptcy Case shall be commenced in a Bankruptcy Court (the “Bankruptcy Court”) on or before February 2, 2004 (the “Filing”). The Plan Confirmation Date must occur on or before 180 days after the Filing, and the Plan Effective Date must occur not later than 30 days after the Plan Confirmation Date. The form, scope and substance of all chapter 11 documents and orders relating to the overall restructuring of the Aircraft leveraged leases and of all other primary debt and lease constituencies shall have been agreed upon and finalized to the reasonable satisfaction of the OPs and Atlas prior to the Required Document Finalization Date (as defined below), including without limitation all maintenance contracts and arrangements contemplated hereby, the Plan, Disclosure Statement, Adequate Protection and Section 1110 Stipulations and Orders, DIP Financing Documents and Orders, Deferred Rent DIP Financing Documents and Orders, Lease Modification and Assumption Stipulations and Orders, and all First Day Motions and Orders relating to the comprehensive restructuring transactions of all primary debt and lease constituencies as contemplated hereby. As used herein, the “Required Document Finalization Date” means (i) with respect to the Stipulation, Agreement and Order Providing for Section 1110(b) Extensions Regarding the Aircraft and the documents evidencing the Deferred Rent DIP referred to in the EETC documents (the “Deferred Rent DIP”), within five business days of the date hereof and (ii) with respect to all other documents referred to in the immediately preceding sentence, the date of the filing of the Plan, but not more than 60 days after the Filing. The form, scope and substance of all chapter 11 documents and orders relating to the overall restructuring of the Aircraft leveraged leases shall have been agreed upon and finalized to the reasonable satisfaction of the OPs prior to the Required Document Finalization Date, including without limitation all arrangements contemplated hereby, the Plan, Disclosure Statement, Adequate Protection and Section 1110 Stipulations and Orders, DIP Financing Documents and Orders, Lease Modification and Assumption Stipulations and Orders, and all First Day Motions and Orders relating to the comprehensive restructuring transactions of all primary debt and lease constituencies as contemplated hereby. The Deferred Rent DIP shall be implemented simultaneously (to the extent reasonably possible) with the general debtor-in-possession financing being arranged by Atlas and its affiliates for the chapter 11 case, but in no event shall the final order be entered later than 45 days after the Filing. The Section 1110 Stipulation described below shall have become final, and all payments due thereunder shall have been made, no later than 45 days after the Filing;

(iii)	the Deferred Rent DIP and Section 1110 Stipulation shall be agreed to by the Owner Trustees (as directed by the related OPs) and shall contain reasonable and customary terms and provisions for a transaction of this type, including without limitation findings and an order or orders by the Bankruptcy Court binding upon the debtors in the Bankruptcy Case (the “Debtors”), the Debtors’ estates, and any chapter 7 or 11 Trustee, providing that (i) the

Leases are the valid and binding prepetition lease obligations of Atlas without defense, setoff, avoidance, or counterclaim (other than the right to assume or reject a Lease under Sections 365 and 1110 of the Bankruptcy Code, or assume all of the Leases under the Plan with the modification contemplated herein), and (ii) Atlas, on behalf of the bankruptcy estate, waives any avoidance claims regarding any prepetition or postpetition payments made (including without limitation cure payments), or collateral granted, prior thereto regarding any Operative Agreements;

(iv)	the Owner Trustees (at the direction of the related OPs) and Atlas will execute and deliver to the Bankruptcy Court the Stipulation, Agreement and Order Providing for Section 1110(b) Extensions with respect to each Lease in the form attached hereto as Exhibit D (the “Section 1110 Stipulation”);

(v)	for so long as (i) all of the terms and conditions of this OP Term Sheet and the EETC Term Sheet Agreements (in the form attached hereto as Exhibit A or as subsequently amended so long as such subsequent amendments have been approved or consented to in writing by the OPs) and the definitive documents executed pursuant hereto and thereto have been satisfied (or waived or modified to the satisfaction of each OP in its sole and absolute discretion), (ii) Atlas and its affiliates are timely fulfilling or performing all of their obligations hereunder and thereunder and under the definitive documents executed pursuant hereto and thereto, including their obligations with respect to the Deferred Rent DIP and the Section 1110 Stipulation, and (iii) Atlas shall not have rejected any Lease, any Engine Maintenance Contract or Airframe Maintenance Contract (as defined in the Section 1110 Stipulation), each OP agrees to take all action reasonably necessary:

(a)	(x) not to file any objection to the Plan based on the proposed amendments to the Equipment Notes, the Trust Indentures or the Leases approved pursuant to this OP Term Sheet and (y) to vote any claims it may have in favor of the Plan and oppose all competing chapter I I plans;

(b)	not to grant or cause to be granted to any other person or entity any proxy to vote with respect to the Plan (except to permitted transferees who have agreed in writing to be bound by the terms and conditions of this OP Term Sheet);

(c)	not to directly or indirectly take any action (including as a member of any creditors committee), solicit, initiate, fund,

or encourage any competing chapter 11 plan that may interfere with or be inconsistent with the Plan;

(d)	not to object to the extension of any exclusive period under 11 U.S.C. §1121 necessary to obtain confirmation of the Plan during such extended exclusive period; and

(e)	perform its obligations hereunder and generally support the implementation of the restructuring contemplated herein on the terms and conditions, and in the manner and time frame, set forth herein;

(vi)	all terms and conditions included in the Plan shall be consistent with this OP Term Sheet, and otherwise satisfactory in all material respects to the OPs.

H.	At the time that Atlas emerges from bankruptcy pursuant to the restructuring plan outlined herein, there shall be no defaults or events of default under the Operative Agreements, and no defaults or events of default under any primary agreement related to the restructuring, that, in the case of any such primary agreement, could have a material adverse impact on the rights or interests of any OPs.

I.	Prior to the Filing, and as a condition to the effectiveness of the Section 1110 Stipulation, Atlas shall have paid the fees and expenses of the OPs’ legal counsel and experts incurred up to the Filing (to the extent invoiced to Atlas), plus an aggregate retainer to Hunton & Williams LLP, including the unapplied balance of any existing retainer, of $300,000 and a $100,000 retainer to Hunton & Williams LLP for local counsel to the OPs in an amount to be mutually agreed upon. For the avoidance of doubt, it is the intention of this paragraph that, immediately prior to the Filing, the OPs shall have no outstanding amounts due them and shall have received the fee prepayments and retainers set forth in the preceding sentence.

     4.     Other Restructurings. The OPs will receive all information with respect to the other Atlas lease and debt restructurings that is given to the holders of the Series A EETC Certificates or to their advisors (the “EETC Debt Parties”) at the same time and in the same form as the information is given to any of the EETC Debt Parties. Among other purposes, such information will be provided in a manner that permits the OPs to verify compliance with the “most favored nation” requirements of paragraph I.A. above.

     5.     Implementation; Effectiveness; Representations; Counterparts.

A.	Atlas shall provide the OPs periodic updates of its restructuring negotiations with GECAS, the Bank Lenders and holders of its other lease and debt obligations through and including the Plan Effective Date (as defined below). Atlas will take all action and each OP will take action reasonably necessary to implement amendments to the Operative Agreements required by this OP Term Sheet.

B.	This OP Term Sheet shall become effective and binding on the parties hereto when:

(i)	Hunton & Williams LLP, as counsel to the OPs, shall have received from Atlas and each of the OPs whose name appears on the signature page below, a counterpart hereof signed by such party or a facsimile or other written confirmation (in form satisfactory to such counsel) that such party has signed a counterpart hereof,

(ii)	Atlas shall have paid all of the fees and expenses and retainer to the appropriate parties in accordance with paragraph 3.1. hereof, and

(iii)	Hunton & Williams LLP, as counsel to the OPs, shall have received a confirmation not later than 30 days after the filing of the Section 1110 Stipulations from each OP whose name appears on the signature page below that its internal credit committee and any requisite board procedures have been completed and resulted in approval of the terms and conditions of this OP Term Sheet.

The parties agree to enter into definitive documents to effect the provisions of this Term Sheet as contemplated herein. However, and anything contained herein to the contrary notwithstanding, it is hereby understood and agreed that (i) each OP agreement to the terms of this OP Term Sheet is subject to such OP’s satisfaction in its sole and absolute discretion with such definitive documents, (ii) each OP’s agreement to this OP Term Sheet is subject to and conditioned on any open issues (including matters that are to be resolved or determined to the reasonable satisfaction of the OPs or which are required to be acceptable to the OPs) being resolved to such party’s sole and absolute satisfaction, (iii) nothing herein shall prevent any party from proposing or requiring, as a condition of its agreement to the amendments to the Operative Agreements, additional provisions not inconsistent with the provisions of the OP Term Sheet even though such additional provisions are not referred to in this OP Term Sheet, each party’s agreement to this OP Term Sheet being subject to and conditioned on its being satisfied with the terms of any such additional provisions, (iv) each OP’s agreement to the terms of this OP Term Sheet is subject to the Third Amendments to the EETC Term Sheet Agreements becoming effective and binding on the parties thereto in accordance with the terms of such Third Amendments, and (v) the OPs shall have the right to terminate this OP Term Sheet upon the occurrence of any “Termination Event”, as defined below. “Termination Event” shall mean (i) the exercise of any remedy by an Indenture Trustee under any Trust Indenture related to an Aircraft lease financing, (ii) the occurrence of a “Termination Event” under any of the three Forbearance Agreements (referred to in the EETC Term Sheet Agreements) or (iii) any breach by Atlas of, or non-compliance by any other person (other than an OP) with, any of the terms or conditions of this OP Term Sheet, or (iv) any termination of any Section 1110 Stipulation prior to the Plan Effective Date. This OP Term Sheet shall be governed by the laws of the State of New York and may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. No modification, amendment, or waiver of any provision of this OP Term Sheet shall be effective unless such modification, amendment or waiver is in writing and signed by Atlas and each OP whose name appears on the signature page below.

C.	Atlas shall continue to pay, as and when billed therefor (or for retainers with respect thereto), the reasonable fees and disbursements of the OPs, their counsel and their advisors in connection with the proposed restructuring and the transactions and documents referred to in this OP Term Sheet. Atlas shall also pay, as and when billed therefor (or for retainers with respect thereto), the reasonable fees and disbursements of the Owner Trustees, Lessors, Indenture Trustees, and their counsel, with respect to the proposed restructuring and the transactions and documents referred to in this OP Term Sheet, the events of default that have occurred under the Operative Agreements and such persons’ review of the Operative Agreements in connection therewith, and any other action taken or requested to be taken by any of such persons in connection with any of the foregoing.

D.	Atlas represents and warrants that:

(i)	Atlas’s execution, delivery and performance of this OP Term Sheet have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of Atlas’s articles of incorporation, bylaws or other organizational documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which Atlas is a party or any order, injunction, writ or decree of any Governmental Authority to which Atlas or its property is subject, or (iii) violate any provision of any law, statute, rule or regulation. This OP Term Sheet constitutes the legal, valid and binding obligation of Atlas, enforceable against Atlas in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(ii)	No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against Atlas of this OP Term Sheet.

     6.     Time of the Essence. Time is of the essence as to all provisions of this OP Term Sheet.

Signature Page

Dated as of February 5, 2004

ATLAS AIR, INC.

By:

Name:
Title:

SCHEDULE I

BOEING 747-400 Aircraft

1.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N408MC and bearing Manufacturer’s Serial No. 29261.

2.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N412MC and bearing Manufacturer’s Serial No. 30559.

3.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N492MC and bearing Manufacturer’s Serial No. 29253.

4.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N497MC and bearing Manufacturer’s Serial No. 29258.

5.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N498MC and bearing Manufacturer’s Serial No. 29259.

6.	One Boeing Model 747-47UF Aircraft bearing United States Registration No. N499MC and bearing Manufacturer’s Serial No. 29260.

EXHIBIT A

EETC Term Sheet Agreements

1.	The 1998 EETC Restructuring and Forbearance Term Sheet Agreement, dated September 12, 2003, involving Atlas Air, Inc. and the holders of the A Certificates referred to in such term sheet;

2.	The First Amendment to the 1998 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of November 4, 2003;

3.	The Second Amendment to the 1998 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of December 15, 2003;

4.	The Third Amendment to the 1998 EETC Restructuring and Forebearance Term Sheet Agreement, dated as of February 5, 2004;

5.	The 1999 EETC Restructuring and Forbearance Term Sheet Agreement, dated September 12, 2003, involving Atlas Air, Inc. and the holders of the A-1 Certificates referred to in such term sheet;

6.	The First Amendment to the 1999 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of November 4, 2003;

7.	The Second Amendment to the 1998 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of December 15, 2003;

8.	The Third Amendment to the 1999 EETC Restructuring and Forebearance Term Sheet Agreement, dated as of February 5, 2004;

9.	The 2000 EETC Restructuring and Forbearance Term Sheet Agreement, dated September 12, 2003, involving Atlas Air, Inc. and the holders of the A Certificates referred to in such term sheet;

10.	The First Amendment to the 2000 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of November 4, 2003;

11.	The Second Amendment to the 2000 EETC Restructuring and Forbearance Term Sheet Agreement, dated as of December 15, 2003; and

12.	The Third Amendment to the 2000 EETC Restructuring and Forebearance Term Sheet Agreement, dated as of February 5, 2004.

EXHIBIT B

Lease Rent and A, B, and C Equipment Note amortization Schedules

[Omitted]

EXHIBIT C

Additional Monthly Lease Rental

     Commencing on January 2, 2008 (presuming this is the first date on which Basic Rent is scheduled to increase to $830,000 per month) and on every January 2 thereafter, additional monthly lease rental (“AMLR”) shall be payable each month for the twelve monthly rentals payable for each AMLR Period (as defined below) in an amount equal to the excess of the fair market monthly lease rental for each aircraft determined in accordance with the procedures prescribed herein (“FMMLR”) over $830,000 per month (or such higher Basic Rent shown in the pricing file in the extension period), if the following conditions are met:

(a)	Atlas Air Worldwide Holdings, Inc. and its consolidated subsidiaries’ (“Atlas Holdings”) EBITDA for the 12-month period ending on the December 31st immediately preceding each such January 2nd exceeds Atlas Holdings’ Planned EBITDA by at least 10%. “Atlas Holdings’ Planned EBITDA” shall mean the EBITDA for the 12-month period ended December 31, 2007 as specified in Atlas Holdings’ business plan dated November, 2003, together with any revisions to such plan approved by the OPs and confirmed in Atlas Holdings’ consensual chapter 11 bankruptcy. Atlas Holdings’ Planned EBITDA shall be appropriately adjusted to reflect any reduction in the number of aircraft in the fleet from that assumed in such business plan.

(b)	The maximum aggregate AMLR payable with respect to the “EETC Leased Aircraft” for any 12-month period commencing with May 1, 2008, and each 12-month period thereafter (each such 12-month period being hereinafter referred to as an “AMLR Period”), shall not exceed 33 1/3% of the amount by which Atlas Holdings’ EBITDA in the prior calendar year exceeded Atlas Holdings’ Planned EBITDA for such period. “EETC Leased Aircraft” shall mean the six Boeing 747-400F aircraft identified in Schedule I that remain in the EETC programs and continue to be leased to Atlas pursuant to the Leases on the confirmation date of Atlas Holdings’ consensual chapter 11 plan (the “Plan Confirmation Date”) so long as such aircraft continue to be leased to Atlas and are beneficially owned by the same person (including its successors and permitted assigns other than Atlas or its affiliates) who owned the aircraft on the Plan Confirmation Date. The maximum aggregate AMLR payable hereunder shall be allocated among EETC Leased Aircraft based on a pro rata allocation formula based on assumptions that are acceptable to the OPs.

(c)	The AMLR payable with respect to any EETC Leased Aircraft shall not exceed $125,000 per month or $11,000,000 in the aggregate.

(d)	Notwithstanding the foregoing, AMLR shall be payable during any month only to the extent that Atlas Holdings’ month-end “cash balance” for the preceding month was not less than $100 million after deducting such AMLR; provided, however, the portion in excess of $100 million shall be payable and any unpaid AMLR shall be accrued for each month during the AMLR Period on a cumulative basis and become payable with the following month’s AMLR, subject to such “cash balance” limitation. Atlas shall make (i) the cash balance calculations referred to in the preceding sentence on or prior to the 10th day of each month for the preceding month and (ii) any AMLR payments prior to the 15th day of the month in which the calculation was made.

     FMMLR shall be calculated based upon reference data from two publicly-available sources. The reference sources and the procedures for determining FMMLR shall be mutually agreed by the OPs and Atlas prior to the date of the filing of the Plan.

     If the actual rental payable under a permitted “dry sublease” having an aggregate term (taking into account all extensions or renewals) of at least three years exceeds the sum of (x) $50,000 per annum, (y) Basic Rent and (z) any AMLR that is payable with respect to the same period pursuant to the preceding paragraphs, 50% of such excess shall be payable monthly as AMLR under the relevant Lease. Atlas’s obligations in the preceding sentence shall not be subject to the limitations on AMLR calculated in reference to FMMLR set forth above. Appropriate provisions will be added to the Leases requiring advance notification and disclosure of the existence and terms of all aircraft subleases. The provisions of this paragraph shall not apply to subleases to any entity which Atlas or its affiliates own in the aggregate 20% or more of the voting and economic interests (but not subleases by such entities).

EXHIBIT D

Form of Stipulation, Agreement and Order Providing for Section 1110(b) Extensions

[Omitted]